Harrow Health Announces Second Quarter 2019 Results

Consolidated quarterly revenues reach new record of $13.5 million

Nashville, TN – August 14, 2019 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the second quarter 2019.

Second Quarter 2019 and Other Recent Notable Highlights:

●	46% year-over-year increase in ImprimisRx ophthalmology gross revenue to $12.1 million
●	Pharmaceutical Compounding segment contributed approximately $2 million in earnings during Q2
●	115% year-over-year growth in gross revenue from chronic care formulations
●	Gross margin of 61%, compared to 60% in second quarter 2018
●	Record number of over 850,000 ophthalmic pharmaceutical products dispensed year to date
●	Four new ophthalmic products expected to be launched in Q3-2019
●	Ten ImprimisRx ophthalmic formulations analytically tested to 12-month expiration dates
●	Twenty ophthalmic formulations currently in various stages of research and development
●	Improvements in production efficiency expected in second half of 2019 from investments made in automated and semi-automated equipment
●	Adjusted EBITDA (non-GAAP) of $245,000
●	Entered into an agreement to sell Harrow subsidiary, Park Compounding, for $8 million; sale will allow for increased operational focus on market-leading ImprimisRx ophthalmology franchise
●	Refinanced credit facility with SWK Holdings to reduce interest rate, extend interest-only period, and provide access, at Harrow’s discretion, to an additional $5 million of capital
●	Mayfield Pharmaceuticals launched with three women’s health drug candidates, including indications for bacterial vaginosis, dyspareunia, and interstitial cystitis, a collective potential $3 billion annual domestic market opportunity
●	Stowe Pharmaceuticals will seek FDA approval for its lead drug candidate STE-006, which is based on a recently acquired new chemical entity (NCE) we believe could treat potentially blinding bacterial, fungal and viral infections in the eye, a $2+ billion annual domestic market opportunity

Mark L. Baum, CEO of Harrow Health, commented, “Without completing a dilutive equity financing in over two years, we are continuing to march towards our medium-term target of $100 million in annual revenues which, we believe, assuming normalized expenses, could produce significant adjusted earnings for shareholders in excess of $1 a share in the coming years. Our revenue, earnings, and gross margin targets are supported by the performance of our ImprimisRx business and positive macro trend tailwinds in the ophthalmology pharmaceutical business. ImprimisRx’s continued impressive year-over-year growth is being fueled by new product innovation, new chronic care prescriptions, a growing bank of refill orders and, importantly, a better-than-expected reception so far for the new products rolled out in May. We believe the improved terms in our recent amendment to our debt facility with SWK exemplify the strength of the Harrow model in general and, more specifically, the prospects for the ImprimisRx business, including the quality of its operations and facilities.”

Mr. Baum concluded, “We’re entering a period where our deconsolidated spin-offs, including Eton, Surface and Melt, are expected to produce numerous value creation catalysts. Additionally, our subsidiaries, Mayfield, Stowe and Radley are advancing towards deconsolidating transactions. Recently, Mayfield Pharmaceuticals announced its launch and will have three drug candidates pursuing a collective $3 billion market opportunity. In addition, Stowe Pharmaceuticals was just recently announced as our newest drug development subsidiary, it has the potential to be a game changer in the treatment of bacterial, fungal, and viral infections in the eye and ear. Anti-bacterial resistant pathogens are an increasing concern for doctors and patients, STE-006 has shown tremendous potential in pre-clinical studies and could be a $2 billion market opportunity.”

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss the financial results and recent developments. To participate in the call, please dial (844) 602-0380 for domestic callers or (862) 298-0970 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Harrow Health website by clicking here. A dial in replay of the call will be available until September 14, 2019. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 51861. The webcast replay will be available until November 14, 2019.

Financial Summary

Selected highlights regarding operating results for the three months and six months ended June 30, 2019 and for the same periods in 2018 are as follows (in thousands, except per share data):

	For the three months ended June 30, 2019	For the three months ended June 30, 2018
Total Revenues	$13,516	$10,384
Cost of Sales	(5,225)	(4,157)
Gross Profit	8,291	6,227
Selling, General & Administrative Expenses	(8,248)	(6,779)
Research & Development Expenses	(810)	(72)
Operating Loss	(767)	(624)
Other Income (expense), net	(1,653)	3,146
Net Income (Loss)	$(2,420)	$2,522
Net Loss attributable to non-controlling interests	42	-
Net Income (Loss) attributable to Harrow Health, Inc.	$(2,378)	$2,522
Net Income (Loss) per share of common stock, basic	$(0.09)	$0.12
Net Income (Loss) per share of common stock, diluted	$(0.09)	$0.11

	For the six months ended June 30, 2019	For the six months ended June 30, 2018
Total Revenues	$25,806	$19,249
Cost of Sales	(9,123)	(8,228)
Gross Profit	16,683	11,021
Selling, General & Administrative Expenses	(16,791)	(13,267)
Research & Development Expenses	(1,215)	(159)
Operating Loss	(1,323)	(2,405)
Other Income, net	10,236	1,414
Net Income (Loss)	$8,913	$(991)
Net Loss attributable to non-controlling interests	67	-
Net Income (Loss) attributable to Harrow Health, Inc.	$8,980	$(991)
Net Income (Loss) per share of common stock, basic	$0.36	$(0.05)
Net Income (Loss) per share of common stock, diluted	$0.34	$(0.05)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended June 30, 2019 and for the same period in 2018 (in thousands):

	For the three months ended June 30, 2019	For the three months ended June 30, 2018
GAAP Net Income (Loss)	$(2,378)	$2,522
Stock-based compensation and payments	367	608
Interest expense, net	716	671
Taxes	-	-
Depreciation	491	401
Amortization of intangible assets	63	57
Investment gains/loss from Eton, Surface, Melt, net	937	(4,072)
Other Expense, net	-	255
Non-recurring expenses (1)	49	-
Adjusted EBITDA	$245	$442

(1) Non-recurring expenses includes costs accrued in connection with litigation settlements.

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including one of the nation’s leading ophthalmology pharmaceutical businesses, ImprimisRx. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals, Radley Pharmaceuticals, and Stowe Pharmaceuticals, Inc. all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Surface, Melt, Mayfield and Radley. Harrow intends to create, invest in and grow paradigm shifting health care businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

No ImprimisRx compounded formulation is FDA-approved. All ImprimisRx formulations are customizable. Other than drugs compounded at a registered outsourcing facility, all ImprimisRx compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

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Investor Contact:

Jon Patton

jpatton@harrowinc.com

858-704-4587

Media Contact:

Deb Holliday

Holliday Communications, Inc.

deb@hollidaycommunications.net

412.877.4519

Source: Harrow Health, Inc.